Siaya County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to Resolution 4 April 2018

This Memorandum Serves as a basis for completing the Partnership between Siaya County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Resolution of Siaya County Government Assembly signed on 4 April 2018 approving the partnership with AmericaTowne, Holdings, Inc., and Siaya County Government for the purchase of equipment totaling $2.6 billion Kenya shillings ($26 mil USD).

The equipment will be provided under construction of the county projects SQ NO SC/EVC/008/04/2018 and PRO/15295.SC/EVC/008/04/2018.

The Director of Procurement for Siaya County Government provided AmericaTowne, Holdings, Inc. with the list of equipment required.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Siaya County Government agree that:

Siaya County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment.

By June 8, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Siaya County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Siaya County Government Department of Finance will pay seventy-five percent (75%) of the total invoice in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne' Chief Executive Officer.

Upon receipt of initial funds of seventy-five (75%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Siaya County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice to Siaya County Government, Siaya County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payment of twenty-five percent (25%) in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne' Chief Executive Officer.

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AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer

Dated: 5/29/2018

COUNTY OF SIAYA

By: H.E Cornel AmothRasanga
Its: Governor Siaya County

Dated: 29 May 2018